Exhibit 99.1

GENIUS PRODUCTS, LLC
2230 Broadway
Santa Monica, CA 90404

September 17, 2007

The Weinstein Company Holdings LLC
345 Hudson Street, 13th Floor
New York,  NY  10014

W-G Holding Corp.
345 Hudson Street, 13th Floor
New York,  NY  10014

Genius Products, Inc.
2230 Broadway
Santa Monica, CA 90404

Re:	Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006

Ladies and Gentlemen:

I am writing concerning Exhibit A (the “Exhibit”) to the Amended and Restated Limited Liability Company Agreement of Genius Products, LLC, dated as of July 21, 2006 (the “Amended LLC Agreement”).  Please be advised that the copy of the Exhibit which was distributed along with the execution set of the Amended LLC Agreement contained an inadvertent mathematical error in the number of units outstanding of Genius Products, LLC.

Attached is the corrected copy of the Exhibit.  Please substitute the attached copy of the Exhibit for the version of the Exhibit which was originally distributed to you, which attached copy shall constitute the “Exhibit A” for all purposes under the Amended LLC Agreement.

Please sign below to indicate your receipt and acceptance of the corrected copy of the Exhibit.

Very truly yours,

/s/ Trevor Drinkwater

Trevor Drinkwater
Chief Executive Officer

The Weinstein Company Holdings LLC
W-G Holding Corp.
Genius Products, Inc.
September 17, 2007

RECEIVED AND ACCEPTED:

The Weinstein Company Holdings LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

W-G Holding Corp.

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

Genius Products, Inc.

By:/s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    CEO

Exhibit 99.1

EXHIBIT A

MEMBERS, ADDRESSES, UNITS AND MEMBERSHIP INTERESTS

As of July 21, 2006

Member	Membership Units	Percentage Interest
Genius Products, Inc. 2230 Broadway Santa Monica, CA 90404	61,005,126 Class G	30%
The Weinstein Company Holdings LLC 375 Greenwich St. Third Floor New York, NY 10013	140,311,790 Class W	69%
W-G Holding Corp. 375 Greenwich St. Third Floor New York, NY 10013	2,033,504 Class W	1%
TOTAL	203,350,420	100%

[Remainder of Page Intentionally Left Blank]